UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2015, Aegerion Pharmaceuticals, Inc. (the “Company”) announced that Sandford D. Smith, a member of the Company’s Board of Directors (the “Board”), has been appointed interim Chief Executive Officer and President, effective July 26, 2015. Mr. Smith replaces Marc Beer, who resigned as Chief Executive Officer and as a director of the Company effective July 26, 2015. The Board has initiated a search for a new Chief Executive Officer, and expects that Mr. Smith will serve as interim Chief Executive Officer until that process is complete.

On July 27, 2015, the Company also announced the resignation of Craig Fraser as Chief Operating Officer, effective July 26, 2015.

Messrs. Beer and Fraser will be entitled to severance compensation in accordance with the terms of their respective employment agreements providing for compensation in the event of termination without “Cause.”

Mr. Smith has served as a director of the Company since 2012 and was most recently Executive Vice President and President International Group for Genzyme Corporation, where he was a member of Genzyme’s Executive Committee. During his 15 years at Genzyme, Mr. Smith was responsible for the successful global launch of 12 new products. Under his leadership, international revenue grew to more than half of Genzyme’s nearly $5 billion revenues. Mr. Smith advised on the integration of Genzyme’s international business into the Sanofi S.A. global organization after the 2011 acquisition. Prior to joining Genzyme, Mr. Smith was President and Chief Executive Officer at Repligen Corporation. Before that, he held international leadership positions at Bristol-Myers-Squibb, at its U.S. headquarters and in Asia. Mr. Smith currently serves as a director on four public biotech boards, and is founder of Global Biolink, a consultancy focused on developing international growth in the rare and orphan disease space. He also serves on the President’s Advisory Council for Brigham and Women’s Hospital in Boston.

The Board has not yet established compensation arrangements for Mr. Smith’s service as interim Chief Executive Officer.

There is no arrangement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was selected as the Company’s interim Chief Executive Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Smith has a direct or indirect material interest. There are no family relationships between Mr. Smith and any of the directors or officers of the Company or any of its subsidiaries.

Item 8.01. Other Events.

On July 27, 2015, the Company issued a press release announcing Messrs. Beer and Fraser’s departures and Mr. Smith’s appointment as interim Chief Executive Officer, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook

Anne Marie Cook
Senior Vice President, General Counsel and Secretary